Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Ordinary Shares and American Depositary Shares

(each American Depositary Share representing one Ordinary Share)

of

GENTIUM S.p.A.

at

$57.00 per ORDINARY SHARE and per AMERICAN DEPOSITARY SHARE

by

JAZZ PHARMACEUTICALS ITALY S.r.l.,

a wholly-owned subsidiary of

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EVENING OF JANUARY 22, 2014, UNLESS THE OFFER IS EXTENDED.

December 23, 2013

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated December 23, 2013 (as may from time to time be amended, supplemented or finalized, the “Offer to Purchase”), and the related Share Form of Acceptance and ADS Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Jazz Pharmaceuticals Italy S.r.l., an Italian società a responsabilità limitata (“Purchaser”) and a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland (“Parent”), to purchase all outstanding shares of ordinary stock, no par value per share (“Ordinary Shares”) of Gentium S.p.A., a società per azioni incorporated in Italy (“Gentium”) and all outstanding American Depositary Shares (“ADSs”), each representing one Ordinary Share and evidenced by an American Depositary Receipt (an “ADR”) at a purchase price of $57.00 per Ordinary Share and per ADS (without duplication for Ordinary Shares underlying ADSs), net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is Gentium’s Solicitation/Recommendation Statement on Schedule 14D-9.

The Offer is being made pursuant to a Tender Offer Agreement, dated as of December 19, 2013 (as it may be amended from time to time, the “Tender Offer Agreement”), by and among Parent, Purchaser and Gentium.

We are (or our nominee is) the holder of record of the Ordinary Shares and/or ADSs held for your account. A tender of such Ordinary Shares and/or ADSs can be made only by us as the holder of record and pursuant to your instructions. The enclosed Share Form of Acceptance and Letter of Transmittal are furnished to you for your information only and cannot be used by you to tender such Ordinary Shares and/or ADSs held by us for your account.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Ordinary Shares and/or ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer. Your attention is directed to the following:

1.	The consideration per Ordinary Share and per ADS (without duplication for Ordinary Shares underlying ADSs) is $57.00, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all outstanding Ordinary Shares and ADSs.

3.

The Company’s Board of Directors (the “Company Board”) has determined that the Tender Offer Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company’s shareholders and other stakeholders of the Company. The Company Board has approved and deemed advisable the Tender Offer Agreement and the transactions contemplated thereby and has recommended that the holders of Ordinary Shares and ADSs accept the Offer and tender their Ordinary Shares and ADSs to Purchaser pursuant to the Offer.

4.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EVENING OF JANUARY 22, 2014, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

Consummation of the Offer is subject to various conditions set forth in the Tender Offer Agreement, including, but not limited to the valid tender (excluding ADSs tendered pursuant to guaranteed delivery procedures that are not yet delivered in settlement or satisfaction of such guarantee), without proper withdrawal, of a number of Ordinary Shares and ADSs that, together with any Ordinary Shares and ADSs owned by Parent or Purchaser or any of their subsidiaries, represents at least 66 2/3% of the sum of (A) the aggregate number of outstanding Ordinary Shares and ADSs immediately prior to the time that Purchaser first accepts any Ordinary Shares and ADSs for payment pursuant to the Offer (the “Acceptance Time”), plus (B) the aggregate number of Ordinary Shares and ADSs issuable upon the conversion, exchange, settlement or exercise, as applicable, of all options and other rights to acquire, or securities convertible into or exchangeable for, Ordinary Shares and ADSs that are outstanding immediately prior to the Acceptance Time in all cases without duplication for Ordinary Shares underlying the ADSs provided that Parent may, in its sole discretion, elect to reduce such minimum tender condition to a majority of the aggregate number of outstanding Ordinary Shares and ADSs immediately prior to the Acceptance Time, provided that Parent may, in its sole discretion, elect to reduce such minimum tender condition to a majority of the aggregate number of outstanding Ordinary Shares and ADSs immediately prior to the Acceptance Time (without duplication for Ordinary Shares underlying ADSs) (the “Permitted Minimum Condition”).

If you wish to have us tender any of the Ordinary Shares and/or ADSs held by us for your account, please instruct us by completing, executing and returning to us in the enclosed envelope the instruction form contained in this letter. If you authorize a tender of your Ordinary Shares and/or ADSs, all such Ordinary Shares and/or ADSs will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

Payment for Ordinary Shares accepted for payment in the Offer will in all cases be made only after timely receipt by the Tender Agent of: (i) a timely book-entry transfer of such Ordinary Shares to the Monte Titoli account of the Tender Agent’s Custodian (as defined in the Offer to Purchase) pursuant to the procedures set forth in “THE TENDER OFFER – Procedures for Tendering Ordinary Shares and ADSs” of the Offer to Purchase; (ii) a properly completed and duly executed Share Form of Acceptance (or an originally signed facsimile thereof); and (iii) all other documents required by the Share Form of Acceptance. Payment for ADSs accepted for payment in the Offer will in all cases be made only after timely receipt by the Tender Agent of: (i) certificates evidencing ADRs representing such ADSs or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) of such ADSs into the Tender Agent’s account at the Depository Trust Company (“DTC”) pursuant to the procedures set forth in “THE TENDER OFFER – Procedures for Tendering Ordinary Shares and ADSs” of the Offer to Purchase; (ii) a properly completed and duly executed ADS Letter of Transmittal (or an originally signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in “THE TENDER OFFER – Procedures for Tendering Ordinary Shares and ADSs” of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of an ADS Letter of Transmittal); and (iii) all other documents required by the ADS Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR ORDINARY SHARES OR ADSs, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to holders of Ordinary Shares or ADSs in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Ordinary Shares and ADSs in such jurisdiction. FOR THE AVOIDANCE OF DOUBT, THE OFFER HAS NOT BEEN SUBMITTED

FOR CLEARANCE TO CONSOB (THE ITALIAN SECURITIES AND EXCHANGE COMMISSION). ACCORDINGLY, THE OFFER IS NOT BEING MADE AND WILL NOT BE MADE, DIRECTLY OR INDIRECTLY, IN ITALY AND NO COPIES OF THE OFFER TO PURCHASE OR ANY OTHER DOCUMENT RELATING TO THE OFFER HAVE BEEN OR WILL BE DISTRIBUTED IN ITALY, EXCEPT THAT, AS REQUIRED BY LAW, HOLDERS OF RECORD OR THOSE APPEARING ON A SECURITIES POSITION LISTING AS HOLDERS OF ADSS OR ORDINARY SHARES (INCLUDING, PURSUANT TO AN EXEMPTION AVAILABLE UNDER ITALIAN LAW, THE VERY LIMITED NUMBER OF SUCH HOLDERS LOCATED OR RESIDENT IN ITALY) WILL BE SENT COPIES OF CERTAIN DOCUMENTS RELATING TO THE OFFER. NEITHER THIS DOCUMENT NOR THE OFFER TO PURCHASE NOR ANY OTHER DOCUMENT RELATING TO THE OFFER MAY BE DISTRIBUTED TO ANY OTHER PERSON LOCATED OR RESIDENT IN ITALY FOR ANY REASON. NEITHER ANY SUCH DOCUMENT NOR ANY INFORMATION CONTAINED HEREIN OR THERIN CONSTITUTES AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL OR AN ADVERTISEMENT OF AN OFFER TO PURCHASE ORDINARY SHARES OR ADSs IN ITALY WITHIN THE MEANING OF ARTICLE I, PARAGRAPH 1, LETTER (V) OF ITALIAN LEGISLATIVE DECREE N. 58 OF FEBRUARY 24, 1998.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

(each American Depositary Share representing one Ordinary Share)

of

GENTIUM S.p.A

by

JAZZ PHARMACEUTICALS ITALY S.r.l.

a wholly-owned subsidiary of

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 23, 2013, and the related Share Form of Certificate and ADS Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the “Offer”) in connection with the offer Jazz Pharmaceuticals Italy S.r.l., an Italian società a responsabilità limitata (“Purchaser”) and a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland (“Parent”), to purchase all outstanding shares of ordinary stock, no par value per share (“Ordinary Shares”) of Gentium, a società per azioni incorporated in Italy (“Gentium”) and all outstanding American Depositary Shares (“ADSs”), each representing one Ordinary Share and evidenced by an American Depositary Receipt (an “ADR”) at a purchase price of $57.00 per Ordinary Share and per ADS (without duplication for Ordinary Shares underlying ADSs), net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

This will instruct you to tender to Purchaser the number of Ordinary Shares and/or ADSs indicated below (or, if no number is indicated below, all Ordinary Shares and/or ADSs) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understand(s) and acknowledge(s) that all questions as to validity, form and eligibility of the surrender of any Ordinary Shares and/or ADSs submitted on my/our behalf to the Tender Agent (as defined in the Offer to Purchase) will be determined by Purchaser (which may delegate power in whole or in part to the Tender Agent) and such determination shall be final and binding.

NUMBER OF ADSs TO BE TENDERED:	SIGN HERE

ADSs
(Signature(s))
NUMBER OF ORDINARY SHARES TO BE TENDERED

Ordinary Shares	Please Type or Print Names(s)

Please Type or Print Names(s)

Tax Identification Number or Social Security Number

Dated:

Please return this form to the brokerage firm or other nominee maintaining your account.

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